Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 30, 2024,, with respect to the consolidated financial statements of Recon Technology, Ltd., for the years ended June 30, 2024 and 2023 in this Registration Statement on Form F-1/A and the related Prospectus of Recon Technology, Ltd. filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

June 12, 2025

PCAOB ID #6907